     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 3, 1997

                                                      REGISTRATION NO. 333-27357

===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               FIFTH THIRD BANCORP
             (Exact name of registrant as specified in its charter)

            OHIO                          6711                   31-0854434
(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)
                                     ---------------

                   FIFTH THIRD CENTER, CINCINNATI, OHIO 45263
                                 (513) 579-5300
    (Address, including Zip Code, and telephone number, including area code, of registrant's principal executive offices)
                                 ---------------

                             PAUL L. REYNOLDS, ESQ.
                               FIFTH THIRD BANCORP
                               FIFTH THIRD CENTER
                             CINCINNATI, OHIO 45263
                                  (513)579-5300
                (Name, address, including Zip Code and telephone
               number, including area code, of agent for service)
                                 ---------------

                          COPIES OF COMMUNICATIONS TO:

                            Richard G. Schmalzl, Esq.
                              H. Samuel Lind, Esq.
                             Graydon, Head & Ritchey
                             1900 Fifth Third Center
                                511 Walnut Street
                             Cincinnati, Ohio 45202
                              (513) 651-3836 (Fax)


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: The merger of Suburban Bancorporation, Inc. ("Suburban") with and into Fifth Third Bancorp ("Fifth Third") was consummated on July 25, 1997. Fifth Third is hereby amending this Registration Statement to deregister 94,855 shares of common stock, no par value, which were issuable to the shareholders of Suburban in connection with the merger of Suburban with and into Fifth Third.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         This Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (Reg. No. 333-27357) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.


===============================================================================

                          DEREGISTRATION OF SECURITIES

         In accordance with the undertaking of Fifth Third Bancorporation ("Fifth Third"), set forth in that certain registration statement on Form S-4 (File No. 333-27357), declared effective on May 30, 1997 (the "Registration Statement"), Fifth Third is filing this Post Effective Amendment No. 1 to deregister an aggregate of 94,855 shares of its common stock, no par value (the "Common Stock"), previously registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Registration Statement, issuable to the shareholders of Suburban Bancorporation, Inc. ("Suburban") in connection with the merger of Suburban with and into Fifth Third (the "Merger").

         Pursuant to the Registration Statement, 450,000 shares of Common Stock were registered. As previously announced and as more fully described in Fifth Third's current report on Form 8-K filed with the Commission on June 24, 1997, Fifth Third announced on June 17, 1997, that its Board of Directors had approved a common stock dividend in the form of a 3-for-2 stock split with respect to its Common Stock (the "Stock Split"). The stock dividend was paid on July 15, 1997 to shareholders of record as of June 30, 1997. By virtue of the Stock Split, which was effective prior to the consummation of the Merger, and the provisions of the Affiliation Agreement between Fifth Third and Suburban (which was included as Annex A in the Registration Statement), the exchange ratio of Suburban common stock to Fifth Third Common Stock was adjusted. Pursuant to Rule 416 promulgated under the Securities Act, the Registration Statement was deemed to cover the additional securities to be offered and issued to the shareholders of Suburban as a result of the Stock Split. Therefore, the Registration Statement was deemed to cover a total of 675,000 shares of post Stock Split Common Stock issuable to the shareholders of Suburban in connection with the Merger.

         Upon the consummation of the Merger, Fifth Third issued a total of 580,145 shares of post Stock Split Common Stock to the shareholders of Suburban. Therefore, in accordance with the undertaking mentioned above, Fifth Third hereby deregisters the remaining 94,855 shares of post Stock Split Common Stock previously registered pursuant to the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post Effective Amendment No. 1 to Registration Statement No. 333-27357 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on October 3, 1997.

                               FIFTH THIRD BANCORP


                               By:  /s/ George A. Schaefer, Jr.
                                  --------------------------------------
                                    George A. Schaefer, Jr.
                                    President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement No. 333-27357 has been signed by the following persons in the capacities and on the dates indicated.


Principal Executive Officer:

/s/ George A. Schaefer, Jr.
------------------------------               Date: October 3, 1997
George A. Schaefer, Jr.
President and Chief Executive Officer


Principal Accounting Officer:

/s/ P. Michael Brumm
-----------------------------                Date: October 3, 1997
P. Michael Brumm
Executive Vice President and
Chief Financial Officer

Directors of the Company:

/s/ John F. Barrett*                         Date: October 3, 1997
-----------------------------
John F. Barrett


/s/ Milton C. Boesel, Jr.*                   Date: October 3, 1997
-----------------------------
Milton C. Boesel, Jr.


------------------------------               Date: October  , 1997
Gerald V. Dirvin


------------------------------               Date: October  , 1997
Thomas B. Donnell


------------------------------               Date: October  , 1997
Richard T. Farmer


/s/ Mitchel Livingston*                      Date: October 3, 1997
-----------------------------
Mitchel Livingston


------------------------------               Date: October  , 1997
Ivan W. Gorr

/s/ Joseph H. Head, Jr.*                     Date: October 3, 1997
-----------------------------
Joseph H. Head, Jr.


------------------------------               Date: October  , 1997
Joan R. Herschede


------------------------------               Date: October  , 1997
William G. Kagler


/s/ William J. Keating*                      Date: October 3, 1997
-----------------------------
William J. Keating


------------------------------               Date: October  , 1997
James D. Kiggen


 /s/ Robert B. Morgan*                       Date: October 3, 1997
-----------------------------
Robert B. Morgan


------------------------------               Date: October  , 1997
Michael H. Norris


/s/ James E. Rogers*                         Date: October 3, 1997
-----------------------------
James E. Rogers


/s/ Brian H. Rowe*                           Date: October 3, 1997
-----------------------------
Brian H. Rowe

/s/ George A. Schaefer, Jr.
------------------------------               Date: October 3, 1997
George A. Schaefer, Jr.


/s/ John J. Schiff, Jr.*                     Date: October 3, 1997
-----------------------------
John J. Schiff, Jr.


/s/ Dennis J. Sullivan, Jr.*                 Date: October 3, 1997
-----------------------------
Dennis J. Sullivan, Jr.

/s/ Dudley S. Taft*                          Date: October 3, 1997
---------------------------------
Dudley S. Taft


* By: /s/ George A. Schaefer, Jr.
     ----------------------------
         George A. Schaefer, Jr.
         as attorney-in-fact, pursuant to
         a power of attorney previously
         filed